UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2024

ANNOVIS BIO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39202	26-2540421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Lindenwood Drive, Suite 225
Malvern, PA 19355

(Address of Principal Executive Offices, and Zip Code)

(484) 875-3192

Registrant’s Telephone Number, Including Area Code

                       Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ANVS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2024, Annovis Bio, Inc., a Delaware corporation (the “Company”), entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with the Equity Line investor (the “ELOC Purchaser”), whereby the Company may offer and sell, from time to time at its sole discretion, and whereby the ELOC Purchaser has committed to purchase, up to 2,051,428 shares of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) (but subject to the limitations described below). Under the Purchase Agreement, the Company has agreed to issue to the ELOC Purchaser shares of Common Stock with a total value of $375,000 as commitment shares (the “Commitment Shares”), with 10,181 shares being delivered on the date of the Purchase Agreement and the remaining shares to be delivered on the 90th and 180th day thereafter. Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with the ELOC Purchaser, pursuant to which it agreed to provide the ELOC Purchaser with certain registration rights related to the shares issued under the Purchase Agreement (the “Registration Rights Agreement”).

The Company may, from time to time and at its sole discretion, direct the ELOC Purchaser to purchase shares of Common Stock upon the satisfaction of certain conditions set forth in the Purchase Agreement at a purchase price per share based on the market price of Common Stock at the time of sale as computed under the Purchase Agreement. There is no upper limit on the price per share that The ELOC Purchaser could be obligated to pay for Common Stock under the Purchase Agreement. The Company will control the timing and amount of any sales of Common Stock to The ELOC Purchaser, and The ELOC Purchaser has no right to require the Company to sell any shares to it under the Purchase Agreement. Actual sales of shares of Common Stock to The ELOC Purchaser under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time.

Under the applicable NYSE rules, in no event may the Company issue to The ELOC Purchaser under the Purchase Agreement more than 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable NYSE, or (ii) the price per share paid by The ELOC Purchaser for all of the shares of Common Stock purchased from the Company pursuant to the Purchase Agreement, if any, equals or exceeds the lower of (A) the official closing price of the Common Stock immediately preceding delivery of the purchase notice to The ELOC Purchaser and (B) the average of the closing sale prices of the Common Stock for the five (5) trading days immediately preceding the delivery of the purchase notice.

In all cases, the Company may not issue or sell any shares of Common Stock to The ELOC Purchaser under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by The ELOC Purchaser and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in The ELOC Purchaser beneficially owning more than 4.99% of the outstanding shares of Common Stock.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its Common Stock to the ELOC Purchaser. The Company expects that any proceeds received by it from such sales to the ELOC Purchaser will be used for working capital and general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and Keystone, limitations and conditions regarding sales of Common Stock, indemnification rights and other obligations of the parties.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement other than a prohibition (with certain limited exceptions) on entering into a dilutive securities transaction during certain periods when the Company is selling Common Stock to the ELOC Purchaser under the Purchase Agreement. The ELOC Purchaser has agreed that, during the term of the Purchase Agreement, it will not engage in or effect, directly or indirectly, any short sales involving the Company’s securities or any hedging transaction that transfers the economic risk of ownership of the Common Stock.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the expiration of the Registration Statement, (ii) the date on which Keystone shall have purchased from the Company under the Purchase Agreement the aggregate limit of 2,051,428 shares of Common Stock, (iii) the date on which the Common Stock shall have failed to be listed or quoted on the NYSE or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement, (iv) the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving the Company has been commenced that is not discharged or dismissed prior to such trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of the Company’s property or the Company makes a general assignment for the benefit of creditors. The Company has the right to terminate the Purchase Agreement at any time after the Commencement Date (as defined in the Purchase Agreement), at no cost or penalty, upon one trading day’s prior written notice to the ELOC Purchaser. The ELOC Purchaser has the right to terminate the Purchase Agreement upon ten trading days’ prior written notice to the Company if certain specified events occur. The Company and the ELOC Purchaser may also agree to terminate the Purchase Agreement by mutual written consent. Neither the Company nor the ELOC Purchaser may assign or transfer the Company’s respective rights and obligations under the Purchase Agreement.

The offer and sale of the securities that may be issued and sold under the Purchase Agreement (including Commitment Shares), and the resale of such securities by the ELOC Purchaser, are registered under the Securities Act of 1933, as amended (the “Securities Act”), under the Company’s shelf registration statement on Form S-3 (File No. 333-276814) (the “Registration Statement”), and the related base prospectus, dated February 12, 2024, as supplemented by a prospectus supplement to be filed with the SEC pursuant to Rule 424(b) under the Securities Act.

Copies of the Purchase Agreement and Registration Rights Agreement are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference. The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item. 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Common Stock Purchase Agreement dated as of April 25, 2024 between Annovis Bio, Inc. and the ELOC Purchaser Capital Partners, LLC
10.2	Registration Rights Agreement dated as of April 25, 2024 between Annovis Bio, Inc. and the ELOC Purchaser Capital Partners, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNOVIS BIO, INC.

Date: April 26, 2024	By:	/s/ Maria Maccecchini
Name: Maria Maccecchini
Title: President and Chief Executive Officer